UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 11, 2007

Familymeds Group, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on February 14, 2007, Familymeds Group, Inc., a Nevada corporation (the “Company”), together with its subsidiaries, Familymeds, Inc. and Arrow Prescription Leasing Corp. (together with the Company, the “Sellers”) entered into a definitive Asset Purchase Agreement (the “Agreement”), with Walgreen Co., and Walgreen Eastern Co., Inc. (together, the “Buyers”). Under the terms of the Agreement, the Sellers are to sell to the Buyers a majority of the Company’s pharmacy assets (the “Assets”) for total estimated consideration of approximately $43.0 million in cash plus the assumption of certain real estate leases and closing physical inventory counts. $3,000,000 of the cash proceeds have been placed in escrow for up to one year to satisfy post-closing indemnification obligations of the Sellers, if any.

As previously disclosed, the sale to the Buyers will be completed on a staggered basis. On April 4, 2007, the Company began the process of selling its pharmacy assets to Buyers pursuant to the Agreement. The closing of the sale of all of the assets to Buyers is expected to be completed by the end the second quarter of 2007.

As previously reported, the Company intended to use a portion of the proceeds of the Asset Sale to repay in full the Company’s existing revolving line of credit. Accordingly, on May 11, 2007, the Company terminated its $65 million Loan and Security Agreement dated as of October 12, 2005 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement” ) among (i) Familymeds Group, Inc. (f/k/a Drugmax, Inc.), (ii) Valley Drug Company, Valley Drug Company South, and Familymeds, Inc. , (iii) the Revolving Credit Lenders party thereto from time to time, (iv) and Wells Fargo Retail Finance, LLC, as agent for the Revolving Credit Lenders, and in connection therewith repaid all outstanding amounts under the Loan Agreement along with a termination fee of $650,000.

Item 8.01 Other Events.

See Item 1.02 above.

The Company previously reported it had executed asset purchase agreements and letters of intent for the sale of the majority of its assets. To date, the Company has sold and closed pharmacies together with related pharmacy assets to multiple buyers, including Walgreens. One non-Walgreens original potential purchaser of pharmacy assets who had previously executed a letter of intent has decided not to pursue the transaction. As a result, the Company has continued to market those assets to other potential buyers and has subsequently signed a new letter of intent for a portion of those assets. However, the new potential purchaser has proposed a transaction which would exclude certain assets and changes the valuation on the assets included.

The Company will continue to market all remaining assets and continue to seek better valuations, however potential valuation differences may result in a reduced overall recovery estimated to be $2.0-$5.0 million less than originally estimated.

Additionally, as a result of its announcement to sell the majority of its assets and to execute its Plan of Complete Liquidation and Dissolution, the Company has started to lose key employees and certain account receivable have delayed payments to the Company. Further, while the Company continues to expect the final Walgreens transaction to close by the end of the second quarter of 2007 as previously disclosed, the Company has incurred delays in the staggered Walgreens closings.

These factors, coupled with delays in the sales of the Company’s remaining assets, currently are expected to result in (a) delays in implementing the Plan of Complete Liquidation and Dissolution, including delays in the initial distributions to shareholders, which initial distributions management previously estimated would take place by the end of the second quarter of 2007 and which management now believes will take place during the third quarter of 2007 (b) lower than previously-estimated amounts being distributed to shareholders in connection with the Plan of Complete Liquidation and Dissolution, unless the Company is successful in selling its remaining assets at a greater value or recovering greater value through the reduction of its estimated liabilities, of which there can be no assurances.

Management currently does not believe it can quantify the aggregate impact of these factors on the amount of the distribution to shareholders.

The amount and timing of any distribution to our shareholders in connection with the Plan of Complete Liquidation and Dissolution is subject to various risks and uncertainties, including those contained in the Company’s Form 10-K, as amended for the year ended December 30, 2006. This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with regard to the:

•	expected closing and timing of the closing of the Company’ anticipated asset sales and liquidation;

•	expected cash to be received from the asset sales and cash to be disbursed to settle its obligations and liabilities, both known and unknown; and

•	expected cash distributions to shareholders and the timing of those distributions.

Forward-looking statements are those that are not historical in nature, particularly those that use terminology such as may, could, will, should, likely, expects, anticipates, contemplates, estimates, believes, plans, projected, predicts, potential or continue or the negative of these or similar terms. The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors with respect to the Company:

•	the satisfaction of conditions to complete the asset sales, regulatory approvals and third party consents;

•	the amount of costs, fees and expenses related to the asset sales, interim operations, sales of the other remaining assets, and subsequent liquidation and dissolution of the Company;

•	the uncertainty of general business and economic conditions;

•	the amount to be recovered for inventories and other assets and the amount collected from accounts receivable and the amount paid to settle our obligations and liabilities;

•	the loss of key personnel including pharmacists; and

•	other risk factors as further described in the Company’s Form 10-K, as amended for the year ended December 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILYMEDS GROUP, INC.

By: /s/Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer, President and Chairman of the Board

Dated: May 17, 2007